                                                                  CONFORMED COPY

                                                                    Exhibit 10.6


                    AMENDMENT NO. 2, WAIVER AND AGREEMENT, dated as of February
               19, 1999 (this "Amendment"), to the Credit Agreement dated as of December 11, 1997 (the "Original Credit Agreement"), as amended by Amendment No. 1, Waiver and Agreement dated as of June 30, 1998 ("Amendment No. 1", and together with the Original Credit Agreement, the "Credit Agreement"), among RBX CORPORATION, a Delaware corporation (the "Borrower"), the Lenders (as defined in the preamble to the Credit Agreement), THE CHASE MANHATTAN BANK, a New York banking corporation, as agent (in such capacity, the "Agent") for the Lenders and as the issuing bank (in such capacity, the "Issuing Bank").

          A. The Lenders and the Issuing Bank have extended, and have agreed to extend, credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

          B. The Borrower has requested that the Lenders and the Agent grant a limited waiver of compliance by the Borrower with the provisions of Sections 8.1(a) and (b) of the Credit Agreement, and the Agent and the Lenders are willing to grant such limited waiver, on the terms and subject to the conditions set forth herein.

          C. The Borrower has requested that the Lenders and the Agent amend the Credit Agreement as provided herein, and the Agent and the Lenders are willing to so amend the Credit Agreement, on the terms and subject to the conditions set forth herein.

          D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Waiver. The Lenders hereby waive compliance by the Borrower with the provisions of Sections 8.1(a) and (b) of the Credit Agreement for the fiscal quarters ending on March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999.

          SECTION 2. Amendments. (a) Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by inserting after the definition for "Acquired Entity" the following definition:

          "'Adjustment Rate': if at any time (a) the Borrower, a Responsible Officer of the Borrower and the independent certified public accountants shall deliver the financial statements and certificates required by Sections 7.1 and 7.2 by the date specified in such Sections for such delivery and (b) such financial statements and certificates indicate that for the period of twelve consecutive months ending on the last day of the most recently ended fiscal quarter, the Consolidated Interest Expense Ratio is equal to or greater than 1.4 to 1:00 and the Leverage Ratio is equal to or less than 6.5 to 1:00, then two business days after receipt by the Agent of such financial statements and certificates, the interest rates for the Eurodollar Loan and the ABR Loan and the letter of credit commission will be adjusted."

          (b) Section 3.3 (Fees, Commissions and Other Charges) of the Credit Agreement is hereby amended by replacing the rate "2.50%" in the fifth line of paragraph (b), with the rate "3.50%". Section 3.3 of the Credit Agreement is further amended by inserting the following words at the end of the penultimate sentence in paragraph (b):

         ";provided that such rate will be equal to 3.00% per annum calculated on the basis of a 360 day year, on the aggregate amount available to be drawn under such Letter of Credit on the date on which such commission is calculated if the conditions for applying the Adjustment Rate are satisfied."

          (c) Section 4.1 (Interest Rates and Payment Dates) of the Credit Agreement is hereby amended by (i) replacing the rate "2.50%" in the last line of paragraph (a), with the rate "3.50%" and (ii) inserting the following words at the end of the last sentence in paragraph (a):

         ";provided that such rate will be equal to the Eurodollar Rate determined for such date plus 3.00% if the conditions for applying the Adjustment Rate are satisfied."

Section 4.1 of the Credit Agreement is further amended by (i) replacing the rate "1.50%" in the last line of paragraph (b), with the rate "2.50% and (ii) inserting the following words at the end of the last sentence in paragraph (b):

         ";provided that such rate will be equal to the ABR for such date plus
          2.00% if the conditions for applying the Adjustment Rate are satisfied."

          (d) Section 8.1 (Financial Condition Covenants) of the Credit Agreement is hereby amended by restating the table in paragraph (c) in its entirety as follows:


                   "Date                     Consolidated EBITDA
                ------------------           -------------------
                September 30, 1998               $ 11,000,000
                December 31, 1998                $ 18,500,000
                March 31, 1999                   $ 18,500,000
                June 30, 1999                    $ 19,000,000
                September 30, 1999               $ 20,000,000
                December 31, 1999                $ 21,000,000"


          (e) Section 8.8 (Limitation on Capital Expenditures) of the Credit Agreement is hereby amended by restating the table in its entirety as follows:

                "Fiscal Year                          Amount
                 -----------                       ------------
                    1998                           $ 13,000,000
                    1999                           $ 12,000,000
                    2000                           $ 10,000,000
                    2001                           $ 10,000,000
                    2002                           $ 10,000,000"

In addition, Section 8.8 of the Credit Agreement is further amended by adding the following at the end thereof:

         ";provided that for the fiscal year ending 1999, Capital Expenditures may not be greater than $12,000,000."

          SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Agent, the Issuing Bank and each of the Lenders that:

          (a) This Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (b) Before and after giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) Before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

          SECTION 4. Fees. In consideration of the agreements of the Lenders contained in Sections 1 through 3 of this Amendment, the Borrower agrees to pay to the Agent, for the account of each Lender that delivers an executed counterpart of this Amendment prior to 5:00 p.m., New York City time, on February 19, 1999, an amendment fee (an "Amendment Fee") in an amount equal to $50,000 to be shared pro rata between the Lenders.

          SECTION 5. Conditions to Effectiveness. This Amendment shall become effective as of the date first above written (the "Effective Date") when (a) the Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Lenders and (b) the Agent shall have received the Amendment Fee. Without limiting the foregoing, Section 2 of this Amendment shall apply to all Loans and Letters of Credit outstanding on or after the Effective Date from and including the Effective Date.

          SECTION 6. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agent or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

          SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

          SECTION 9. Expenses. The Borrower agrees to reimburse the Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.

          SECTION 10. Notices. All notices shall be given in accordance with the provisions of Section 11.2 of the Credit Agreement.

          SECTION 11. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                              RBX CORPORATION,

                                  by
                                     /s/ John Cantlin
                                    -----------------
                                    Name:  John Cantlin
                                    Title:   Senior Vice President-CFO


                              THE CHASE MANHATTAN BANK, individually and as Agent and Issuing Bank,

                                  by
                                     /s/ William J. Caggiano
                                    ------------------------
                                    Name:  William J. Caggiano
                                    Title:    Managing Director


                              BANKBOSTON, N.A.,

                                  by
                                     /s/ Michael J. McDermott
                                    -------------------------
                                    Name:  Michael J. McDermott
                                    Title:    Director